Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-282291) of our report dated November 15, 2024, relating to the financial statement of Advisors Disciplined Trust 2257, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Other Matters” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 15, 2024